UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2008

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	1-7615	75-1884980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas  77007
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (713) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Awards for 2008-2010

On February 8, 2008, the Compensation Committee of the Board of Directors of Kirby Corporation (“Kirby”) granted performance awards under Kirby’s 2005 Stock and Incentive Plan to Joseph H. Pyne, President and Chief Executive Officer of Kirby, Stephen P. Valerius, President of Kirby Inland Marine, LP, Norman W. Nolen, Executive Vice President and Chief Financial Officer of Kirby, and Dorman L. Strahan, President of Kirby Engine Systems, Inc.  The performance awards are based on a three-year performance period beginning January 1, 2008.  The target amounts for the performance awards established for the four executive officers were $1,200,000 for Mr. Pyne, $295,600 for Mr. Valerius, $264,000 for Mr. Nolen and $122,000 for Mr. Strahan.  The percentage of the target award paid at the end of the performance period will be based on Kirby’s achievement on a cumulative basis for the three-year period of the objective levels of EBITDA, return on total capital and earnings per share established under its annual incentive bonus plan, with the three factors equally weighted.  The officers will be paid the target amount if 100% of the objective performance measures is achieved over the three-year period.  The payment can range from zero if less than 80% of the objective performance measures is achieved to a maximum of 200% of the target award for the achievement of 130% or more of the objective performance measures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 12, 2008

KIRBY CORPORATION
(Registrant)

By	/s/ G. Stephen Holcomb
G. Stephen Holcomb
Vice President